                      [Letterhead of Arthur Andersen LLP]

                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Registration Statement of our report dated December 14, 1995 on the financial statements of Blue Bird Corporation and subsidiaries as of October 28, 1995 and October 29, 1994 and for the three years in the period ended October 28, 1995 and to all references to our firm included in this Registration Statement.

                                                             Arthur Andersen LLP

Atlanta, Georgia
December 6, 1996